EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-06435, No. 333-132768, Post-Effective Amendment No. 1 to 333-132768, No. 333-167908, and No. 333-167909) on Forms S-8 and (No. 333-167907) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our report dated November 4, 2010, relating to our audit of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, which appears in this Annual Report on Form 10-K for the year ended September 26, 2010.

/s/ McGladrey & Pullen LLP

Madison, Wisconsin
December 10, 2010